                          AMENDED AND RESTATED

                     INVESTMENT ADVISORY AGREEMENT

    THIS  AMENDED  AND  RESTATED  AGREEMENT  made  as of the  1ST day of
January,  2005, by and between  OPPENHEIMER  EQUITY FUND, INC. (formerly known as Oppenheimer Total Return Fund,  Inc.)(hereinafter  the "Fund"), and OPPENHEIMERFUNDS, INC. (hereinafter the "Manager"):

    WHEREAS,  the Fund is an open-end,  diversified  investment  company registered  as such with the  Securities  and Exchange  Commission  (the
"Commission")  pursuant  to  the  Investment  Company  Act of  1940,  as amended (the  "Investment  Company Act") and the Manager is a registered investment adviser;

    NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  and
covenants  hereinafter  set  forth,  it is  agreed  by and  between  the parties, as follows:

1. GENERAL PROVISION.

     The  Fund  hereby  employs  the  Manager  and  the  Manager  hereby undertakes to act as the  investment  adviser of the Fund and to perform for the Fund such other  duties and  functions  as are  hereinafter  set forth.  The  Manager  shall,  in all  matters,  give to the Fund and its
Board of  Directors  the benefit of its best  judgment,  effort,  advice and  recommendations  and shall,  at all times  conform  to, and use its best  efforts to enable the Fund to  conform  to (i) the  provisions  of the  Investment  Company Act and any rules and  regulations  thereunder;
(ii) any other  applicable  provisions  of state or federal  law;  (iii)
the provisions of the  Certificate of  Incorporation  and By-Laws of the
Fund as amended from time to time; (iv) policies and  determinations  of the Board of Directors  of the Fund;  (v) the  fundamental  policies and investment  restrictions  of the Fund as reflected  in its  registration statement under the Investment  Company Act and the Fund's  By-Laws,  or
as such  policies  may,  from time to time,  be  amended  by the  Fund's shareholders;  and (vi) the  Prospectus  of the Fund in effect from time to time.  The  appropriate  officers and  employees of the Manager shall be available upon  reasonable  notice for  consultation  with any of the
Directors  and officers of the Fund with respect to any matters  dealing with the business  and affairs of the Fund  including  the  valuation of any of the Fund's  portfolio  securities which are either not registered for public sale or not being traded on any securities market.

2.  INVESTMENT MANAGEMENT.

    (a) The Manager  shall,  subject to the direction and control by the
Fund's Board of Directors (i) regularly  provide  investment  advice and
recommendations   to  the  Fund  with   respect   to  its   investments,
investment  policies  and the  purchase  and  sale of  securities;  (ii)
supervise  continuously  the  investment  program  of the  Fund  and the composition  of its  portfolio and determine  what  securities  shall be purchased  or  sold by the  Fund;  and  (iii)  arrange,  subject  to the provisions of paragraph "6" hereof,  for the purchase of securities  and other  investments  for the Fund and the sale of  securities  and  other investments  held in the  portfolio of the Fund.  The Manager shall also
conduct   investigations  and  research  in  the  securities  field  and
furnish  to  the  Fund's  Board  of  Directors   statistical  and  other
factual   information   and  reports  on   industries,   businesses   or
corporations,  to assist the Manager and the Fund's  Board of  Directors in  furthering  the  investment  policies  of the Fund;  and the Manager shall  compile,  for its use and that of the Fund,  and  furnish  to the
Fund's  Board of  Directors,  information  and  advice on  economic  and business trends,  and render such other complete  investment  management
services  as  may  be  necessary  or   appropriate   to  effectuate  the
investment  of  the  resources  of the  Fund  through  the  acquisition, holding and disposition of portfolio securities.

    (b)  Provided  that  the  Fund  shall  not be  required  to pay  any compensation  other than as provided by the terms of this  Agreement and subject  to the  provisions  of  paragraph  6 hereof,  the  Manager  may obtain  investment  information,  research or assistance  from any other person,  firm or corporation to supplement,  update or otherwise improve its investment management services.

    (c) So long  as it  shall  have  acted  with  due  care  and in good faith,  the  Manager  shall  not be  liable  for any loss  sustained  by reason of any  investment,  the adoption of any  investment  policy,  or the  purchase,  sale  or  retention  of  any  security  irrespective  of whether the  determinations  of the Manager  relative thereto shall have been  based,  wholly or partly,  upon the  investigation  or research of any  other  individual,  firm  or  corporation  believed  by  it  to  be reliable.  Nothing  herein  contained  shall,  however,  be construed to
protect  the  Manager   against  any   liability  to  the  Fund  or  its
shareholders  by  reason  of  willful  misfeasance,  bad  faith or gross negligence  in  the  performance  of its  duties,  or by  reason  of its reckless disregard of its obligations and duties under this Agreement.

    (d)  Nothing in this  Agreement  shall  prevent  the  manager or any
officer  thereof  from  acting  as  investment   adviser  or  performing
management  services  for any  other  person,  firm or  corporation  and shall  not in any  way  limit  or  restrict  the  Manager  or any of its directors,  officers,  shareholders or employees from buying, selling or trading any  securities  for its or their own account or for the account of  others  for  whom it or  they  may be  acting,  provided  that  such
activities   will  not   adversely   affect  or  otherwise   impair  the
performance  by the  Manager of its duties  and  obligations  under this
Agreement, nor adversely affect the Fund.

3. OTHER DUTIES OF THE MANAGER.

    The Manager  shall,  at its own expense,  provide and  supervise the activities of all executive,  administrative  and clerical  personnel as shall be  required to provide  effective  corporate  administration  for the Fund,  including the  compilation  and  maintenance  of such records with  respect to its  operations  as may  reasonably  be  required;  the preparation  and filing of such reports  with  respect  thereto as shall be required by the Commission,  and the laws of any state,  territory or possession  of the United  States or any  foreign  country;  composition
of  periodic   reports   with   respect  to  its   operations   for  the
shareholders  of the Fund;  composition of proxy  materials for meetings of the Fund's  shareholders;  and the  composition of such  registration statements  as may be required by federal  securities  laws and the laws of any  state,  territory  or  possession  of the  United  States or any foreign  country for  continuous  public sale of shares of the Fund. The
Manager  shall,  at its own cost and expense,  provide such officers for the Fund as the Fund's  Board may  request  and shall also  provide  the
Fund's  Directors,  at their request,  with adequate  office space,  and normal office  equipment and secretarial  assistance as may be necessary for them to perform their  functions as such, and the Manager shall,  at its own cost and  expense,  calculate  the daily net asset  value of the
Fund's  shares and  maintain  the Fund's  general  accounting  books and records.  The  cost  and  expenses  of the  Manager  set  forth  in this paragraph  3 do not  include  the  transfer  agent and  other  costs and expenses set forth in paragraph 4 following.

4.  ALLOCATION OF EXPENSES TO THE FUND.

    All other costs and  expenses not  expressly  assumed by the Manager under this  Agreement,  or to be paid by the General  Distributor of the shares  of the  Fund,  shall  be paid  by the  Fund,  including  but not limited to (i) interest and taxes;  (ii)  brokerage  commissions;  (iii)
insurance  premiums  on fidelity  and other  coverage  requisite  to its operations;  (iv)  compensation  and expenses of its Directors except as qualified  further in this  paragraph  4; (v) legal and audit  expenses;
(vi)  custodian  and transfer  agent fees and expenses;  (vii)  expenses incident to the redemption of its shares;  (viii)  expenses  incident to the issuance of its shares against  payment  therefor by or on behalf of
the  subscribers  thereto;  (ix)  fees  and  expenses,   other  than  as
hereinabove  provided,  incident  to  the  registration  of  the  Fund's shares for  public  sale under  federal  securities  laws or the laws of any state,  territory or  possession of the United States or any foreign country;  (x) expenses of printing  and mailing  reports and notices and proxy  material  to  shareholders  of the Fund;  (xi) except as noted in paragraph 3 hereof,  all other expenses  incidental to holding  meetings of the Fund's shareholders;  and (xii) such extraordinary  non-recurring expenses  as may arise,  including  litigation,  affecting  the Fund and the legal  obligation  or right which the Fund may have to indemnify its officers  and  Directors  with respect  thereto  unless the Fund has the
right  to  recover  said  indemnity  payments  from  the  Manager.   Any
officers  or  employees  of  the  Manager  or  any  entity  controlling, controlled  by or under  common  control  with the  Manager who may also serve  as  officers,  Directors  or  employees  of the  Fund  shall  not receive any compensation by the Fund for their services.

5.  COMPENSATION OF THE MANAGER.

    The  Fund  agrees  to pay the  Manager  and the  Manager  agrees  to accept as full  compensation  for the  performance  of all functions and duties on its part to be performed  pursuant to the  provisions  hereof, a fee  computed  on the net  asset  value of the Fund as of the close of each business day and payable monthly at the following annual rates:

          .75% of the first $100 million of net assets;
          .70% of the next $100 million;
          .65% of the next $100 million;
          .60% of the next $100 million;
          .55% of the next $100 million;
          .50% of net assets in excess of $500 million.

6.  PORTFOLIO TRANSACTIONS AND BROKERAGE.

    (a)  The  Manager   will  render  all   services  for  the  Fund  in
connection  with  placing  orders  with  brokers  and  dealers  for  the purchase, sale or trade of securities for the Fund's portfolio.

    (b) The Manager is  authorized,  in arranging  the purchase and sale of the  Fund's  portfolio  securities,  to  employ  or  deal  with  such
members  of  securities  exchanges,   brokers  or  dealers  (hereinafter
"broker-dealers"),  including "affiliated"  broker-dealers (as that term is  defined  in the  Investment  Company  Act),  as  may,  in  its  best judgment,  implement  the  policy of the Fund to obtain,  at  reasonable expense,  the "best  execution"  (prompt and  reliable  execution at the most favorable  securities  price  obtainable)  of the Fund's  portfolio transactions  as  well  as to  obtain,  consistent  with  provisions  of subparagraph  (c) of this  paragraph  6, the benefit of such  investment information  or research  as will be of  significant  assistance  to the performance by the Manager of its investment management functions.

    (c) The Manager  shall  select  broker-dealers  to effect the Fund's portfolio  transactions  on the basis of its  estimate of their  ability
to  obtain  best   execution  of   particular   and  related   portfolio
transactions.   The  abilities  of  a   broker-dealer   to  obtain  best
execution of particular  portfolio  transaction(s) will be judged by the
Manager  on  the  basis  of  all  relevant  factors  and  considerations including,  insofar as feasible,  the execution capabilities required by the  transaction  or  transactions;  the ability and  willingness of the broker-dealer  to  facilitate  the  Fund's  portfolio  transactions  by, participating  therein for its own account;  the  importance to the Fund of speed,  efficiency or confidentiality;  the broker-dealer's  apparent familiarity  with sources from or to whom  particular  securities  might be  purchased  or sold;  as well as any other  matters  relevant  to the selection of a  broker-dealer  for particular  and related  transactions of the Fund.

    (d) The  Manager  shall have  discretion,  in the  interests  of the
Fund,  to allocate  brokerage on the Fund's  portfolio  transactions  to broker-dealers,  other than an  affiliated  broker-dealer,  qualified to obtain best execution of such  transactions  and who provide  "brokerage and/or  research  services"  (as such services are defined in Section 28
(e) (3) of the  Securities  Exchange  Act of 1934)  for the Fund  and/or
other accounts for which the Manager exercises  "investment  discretion"
(as  that  term is  defined  in  Section  3 (a)  (35) of the  Securities
Exchange  Act of 1934) and to cause the Fund to pay such  broker-dealers a commission  for  effecting a portfolio  transaction  for the Fund that
is  in  excess  of  the  amount  of  commission  another   broker-dealer
adequately  qualified to effect such transaction  would have charged for effecting that transaction,  if the Manager  determines,  in good faith, that such  commission  is  reasonable  in  relation  to the value of the brokerage  and/or  research  services  provided  by such  broker-dealer, viewed in terms of either that  particular  transaction or the Manager's overall  responsibilities  with  respect to the  accounts as to which it exercises  investment  discretion.  In reaching such determination,  the
Manager  will not be  required  to place or  attempt to place a specific dollar  value on the  brokerage  and/or  research  services  provided or being  provided  by  such  broker-dealer.  In  demonstrating  that  such determinations  were made in good faith,  the Manager  shall be prepared to show that all  commissions  were allocated for purposes  contemplated by this Agreement and that the total  commissions  paid by the Fund over
a   representative   period  selected  by  the  Fund's   Directors  were
reasonable in relation to the benefits to the Fund.

     (e) The Manager  shall have no duty or  obligation  to seek advance competitive  bidding for the most favorable  commission  rate applicable
to   any   particular   portfolio   transactions   or  to   select   any
broker-dealer  on the  basis of its  purported  or  "posted"  commission rate but will,  to the best of its ability,  endeavor to be aware of the
current  level  of  the  charges  of  eligible   broker-dealers  and  to
minimize the expense  incurred by, the Fund for  effecting its portfolio transactions  to the extent  consistent  with the interests and policies of the  Fund  as  established  by the  determinations  of its  Board  of
Directors and the provisions of this paragraph 6.

    (f) The Fund  recognizes  that an  affiliated  broker (i) may act as one of the Fund's  regular  brokers so long as it is lawful for it so to act;  (ii) may be a major  recipient  of brokerage  commissions  paid by the Fund,  and  (iii) may  effect  portfolio  transactions  for the Fund only if the commissions,  fees or other  remuneration  received or to be
received  by  it  are   determined   in   accordance   with   procedures
contemplated  in  any  rule,  regulation  or  order  adopted  under  the
Investment  Company Act for determining  the  permissible  level of such commissions.

7.  USE OF NAME "OPPENHEIMER".

    The   Manager   hereby   grants   to  the   Fund   a   royalty-free,
non-exclusive  license to use the name  "Oppenheimer" in the name of the
Fund for the duration of this  Agreement and any  extensions or renewals thereof.  To the extent  necessary  to protect the  Manager's  rights to the name  "Oppenheimer"  under  applicable law, such license shall allow the  Manager to  inspect  and,  subject to control by the Fund's  Board, control  the nature and  quality of  services  offered by the Fund under such name.  Such license may, upon  termination  of this  Agreement,  be terminated by the Manager,  in which event the Fund shall  promptly take whatever  action may be  necessary  to change  its name and  discontinue any  further  use of the name  "Oppenheimer"  in the name of the Fund or otherwise.  The  name  "Oppenheimer"  may  be  used  by the  Manager  in connection  with any of its  activities,  or  licensed by the Manager to any other party.

8.  DURATION.

    This  Agreement  will take  effect on the date first set forth above and  shall  continue  in  effect  from  year  to  year,  so long as such continuance  shall be approved at least  annually by the Fund's Board of
Directors,  including  the vote of a majority  of the  Directors  of the
Fund who are not  parties to this  Agreement  or  interested  persons of any such  party,  cast in person at a meeting  called for the purpose of voting  on  such  approval,  or by  the  holders  of a  majority  of the outstanding  voting  securities  of the  Fund  and by such a vote of the
Fund's Board of Directors.

9.  TERMINATION.

    This  Agreement  may be  terminated  (i) by the  Manager at any time without  penalty by giving sixty days' written  notice (which notice may be  waived  by the  Fund);  or (ii)  by the  Fund  at any  time  without penalty upon sixty days'  written  notice to the Manager  (which  notice may be waived by the  Manager),  provided that such  termination  by the
Fund shall be  directed or  approved  by the Board of  Directors  of the
Fund or by the vote of the  holders  of a  majority  of the  outstanding voting securities of the Fund.

10. ASSIGNMENT OR AMENDMENT.

    This  Agreement  may not be  amended  or the  rights of the  Manager thereunder  sold,  transferred,  pledged  or  otherwise  in  any  manner encumbered  without  the  affirmative  vote or  written  consent  of the holders of the  majority of the  outstanding  voting  securities  of the
Fund; this Agreement shall  automatically  and immediately  terminate in the event of its assignment.

11. DEFINITIONS.

    The terms and  provisions  of this  Agreement  shall be  interpreted and defined in a manner  consistent  with the provisions and definitions of the Investment Company Act and other applicable laws.

                                    OPPENHEIMER EQUITY, INC.

                                    By: /s/ Robert G. Zack
                                       ---------------------------------

                                              Robert G. Zack
                                        Vice         President         &

                                    Secretary

                                    OPPENHEIMERFUNDS, INC.

                                    By: /s/ John V. Murphy
                                         __________________________
                                        John V. Murphy
                                        Chairman, President &
                                        Chief Executive Officer